July 17, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Pipeline Data Inc.
File No. 000-50611

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Pipeline Data Inc. dated July 17, 2007 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Drakeford & Drakeford, LLC